Exhibit 12

                              FLORIDA POWER CORPORATION

                STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                                  TO FIXED CHARGES

                            (Dollar Amounts in Thousands)



                                                                Twelve Months
                                                                    Ended
                                                             September 30, 1994
                                                                  (Unaudited)

                                                                 -------------
          Earnings:
                    Net Income. . . . . . . . . . . . . . . . .  $    188,839
                    Net Taxes . . . . . . . . . . . . . . . . .       105,688
                    Fixed Charges . . . . . . . . . . . . . . .       108,043
                                                                     --------
                                                                 $    402,570
                                                                     ========

          Ratio of Earnings to Fixed Charges . . . . . . . . .          3.73
                                                                     ========